Exhibit 15



                                     Re: Colonial Realty Limited Partnership
                                        (File No. 0-20707)
                                         Registrations on Form S-3


We are aware that our report dated August 6, 2004 on our review of interim financial information of Colonial Realty Limited Partnership for the three and six-month periods ended June 30, 2004 and 2003 and included in the Partnership's quarterly report on Form 10-Q for the periods then ended, is incorporated by reference in the registration statement on Form S-3/A related to the Shelf Registration filed on October 10, 2003 (File No. 333-105329). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                             /s/ PricewaterhouseCoopers LLP
                                                 PricewaterhouseCoopers LLP

Birmingham, Alabama
August 6, 2004